EXHIBIT 10.25

AMENDMENT NO. 2
TO CREDIT AGREEMENT

      This Amendment No. 2 to Credit Agreement (this “Amendment”), dated as of April 29, 2004, is entered into with reference to the Credit Agreement (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of June 6, 2002 among American States Water Company, a California corporation (“Borrower”), each lender from time to time a party thereto (each a “Lender” and collectively, the “Lenders”), and Wells Fargo Bank, National Association, as Administrative Agent (in such capacity, the “Administrative Agent”) and Lead Arranger. Capitalized terms not otherwise defined herein shall have the meanings set forth for such terms in the Credit Agreement. Section references herein are to sections of the Credit Agreement unless otherwise indicated.

     Borrower and the Administrative Agent, acting with the consent of the Requisite Lenders, hereby agree as follows:

     1. Waiver.(a) Borrower hereby acknowledges that an Event of Default under Section 6.13 of the Credit Agreement has occurred with respect to Borrower’s Interest Coverage Ratio for the Rolling Periods ended December 31, 2003 and March 31, 2004 (such defaults being referred to as the “Existing Defaults”). According to financial information provided to Administrative Agent by Borrower for the Rolling Periods ended on such dates, Borrower’s Interest Coverage Ratio was 3.13:1.00 and 3.00:1.00, respectively. Section 6.13 of the Credit Agreement requires that the Borrower’s Interest Coverage Ratio for such periods be not less than 3.25:1.00.

     (b) As of the Amendment No. 2 Effective Date, as defined below, the Administrative Agent and the Lenders hereby irrevocably waive the Existing Defaults. The waivers set forth herein are one time waivers only and shall pertain solely to the matters set forth herein. These waivers shall in no way be construed to waive any rights or remedies that the Lenders or the Administrative Agent may have with respect to any other Default or Event of Default under the Credit Agreement or the other Loan Documents. Borrower should not assume that because no remedial action has been taken as of the date hereof, that default rights and remedies will not be exercised in the future with respect to any such other Default or Event of Default.

     2. Section 6.13 — Interest Coverage Ratio. Solely for the Rolling Periods ending June 30, 2004 and September 30, 2004 (collectively, the “Amended Periods”), and solely with respect to the calculation of the Interest Coverage Ratio for such Amended Periods, the one-time “Refund of Water Rights Lease Revenues” related to the “City of Folsom Lease” (as more specifically described in the Annual Report on Form 10-K of Borrower for the Fiscal Year ended December 31, 2003), shall be added to Net Income (but only to the extent that such amount was deducted from the determination of Net Income for such periods) for purposes of calculating EBITDA for such Amended Periods. For all Rolling Periods ending subsequent to September 30, 2004, the Interest Coverage Ratio shall be calculated as set forth in the Credit Agreement without regard to the provisions of this Section 2.

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     3. Effectiveness. This Amendment shall become effective on such date as the Administrative Agent shall have received each of the following in form and substance satisfactory to the Administrative Agent (the “Amendment No. 2 Effective Date”):

     (a) duly executed counterparts of this Amendment executed by the parties hereto;

     (b) written consent of the Requisite Lenders as required under Section 11.2 of the Credit Agreement in the form of Exhibit A to this Amendment; and

     (c) such other assurances, certificates, documents or consents related to the foregoing as the Administrative Agent or any Lender may reasonably request.

     4. Representations and Warranties. Except (i) for representations and warranties which expressly speak as of particular date or are no longer true and correct as a result of a change permitted by the Credit Agreement or the other Loan Documents or (ii) as disclosed by Borrower and approved in writing by the Requisite Lenders, and giving effect to the waiver herein contained, Borrower hereby represents and warrants that each representation and warranty made by Borrower in Article 4 of the Credit Agreement (other than Sections 4.4, 4.6 (first sentence), 4.9 and 4.16) are true and correct as of the date hereof as though such representations and warranties were made on and as of the date hereof. Without in any way limiting the foregoing, Borrower represents and warrants to the Administrative Agent and the Lenders that, giving effect to the waiver herein contained, no Default or Event of Default has occurred and remains continuing or will result from the amendments or transactions set forth herein or contemplated hereby.

     5. Confirmation. In all respects, the terms of the Credit Agreement and the other Loan Documents, in each case as amended hereby or by the documents referenced herein, are hereby confirmed.

[THIS SPACE INTENTIONALLY LEFT BLANK-

SIGNATURE PAGES TO FOLLOW]

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      IN WITNESS WHEREOF, Borrower and the Administrative Agent, acting with the consent of the Requisite Lenders, have executed this Agreement as of the date first set forth above by their duly authorized representatives.

AMERICAN STATES WATER COMPANY,
a California corporation

By:	/s/ MCCLELLAN HARRIS III

Name: McClellan Harris III
Title: Sr. Vice President — Finance
Chief Financial Office, Treasurer & Secretary

By:	/s/ FLOYD E. WICKS

Name: Floyd E. Wicks
Title: President & CEO

S-1

WELLS FARGO BANK, NATIONAL
ASSOCIATION,
as Administrative Agent

By:	/s/ ANTHONY TURNER

Name: Anthony Turner
Title: Vice President

S-2

Exhibit A

CONSENT OF LENDER

      Reference is hereby made to that certain Credit Agreement dated as of June 6, 2002 (as amended, the “Credit Agreement”) among American States Water Company, a California corporation (“Borrower”), each lender from time to time a party thereto (each a “Lender” and collectively, the “Lenders”), and Wells Fargo Bank, National Association, as Administrative Agent (in such capacity, the “Administrative Agent”) and Lead Arranger. Capitalized terms used but not defined herein are used with the meanings set forth for those terms in the Credit Agreement.

      The undersigned Lender hereby consents to the execution and delivery of Amendment No. 2 to Credit Agreement by the Administrative Agent on its behalf, substantially in the form of the draft dated April 29, 2004 presented to the undersigned Lender.

     Date: April 29, 2004

Wells Fargo Bank, National Association

By: /s/ ANTHONY TURNER

Anthony Turner
Vice President

Exhibit-A